UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2009

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 4, 2009, Landry’s Restaurants, Inc., a Delaware corporation ("Landry’s" or the "Company"), announced that it intends to refinance its existing indebtedness, which currently matures in 2011, and to finance, if consummated, a portion of the recently announced acquisition of the Company by its Chairman, Chief Executive Officer and President, Tilman J. Fertitta, with the proceeds of a proposed offering of up to $550.0 million of debt, including newly issued senior secured debt securities issued in a private placement not registered under the U.S. Securities Act of 1933. This may include an amendment to the terms of the Company’s existing senior secured credit facility to, among other things, extend the maturity. There can be no assurance that any of the issuance and sale of any debt securities, the consummation of the acquisition, or the amendment of the senior secured credit facility will be consummated.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which are intended to be covered by safe harbors created thereby. Readers are cautioned that all forward-looking statements are based largely on Landry’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond Landry’s control. Statements concerning Landry’s intention to offer debt securities, consummate a merger transaction, or amend the terms of its senior secured credit facility are just a few examples of forward-looking statements. Some factors that could cause events to differ materially from those discussed in the forward-looking statements include the inability to identify investors willing to purchase debt securities of Landry’s on acceptable terms; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Mr. Fertitta’s acquisition company; the outcome of any legal proceedings that have been, or may be, instituted against Landry’s related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements pursuant to the merger agreement; events that affect credit and capital markets in the United States; and the unwillingness of the lenders that are party to Landry’s senior secured credit facility to agree to an amendment on acceptable terms. Additional factors that could cause events to differ materially from those described in the forward-looking statements can be found in Landry’s Annual Report on Form 10-K for the year ended December 31, 2008 and in Landry’s other filings with the Securities and Exchange Commission (the "SEC") available at the SEC’s Web site at http://www.sec.gov. Landry’s may not update or revise any forward-looking statements made in this press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
99.1 Press Release dated November 4, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

November 4, 2009	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 4, 2009